UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 1, 2025

SPECTRAL CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50274	51-0520296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Fifth Avenue, Suite 4200 Seattle, WA	98104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(206) 262 - 7799

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

Unless the context otherwise requires, “we,” “us,” “our,” “Spectral” and the “Company” refer to Spectral Capital Corporation, Inc., a Nevada corporation and its consolidated subsidiaries following the Closing (as defined below).

Item 1.01. Entry into a Material Definitive Agreement.

On July 15, 2025, Spectral Capital Corporation (the “Company”) entered into a Definitive Share Exchange Agreement (“Agreement”) with Heritage Ventures Ltd., an Irish company, and 42 Telecom Ltd., a company organized under the laws of Malta (“42 Telecom”). Pursuant to the terms of the Agreement, the Company agreed to acquire 100% of the issued and outstanding shares of 42 Telecom in exchange for the issuance of 8,000,000 shares of the Company’s common stock and the placement of an additional 8,000,000 shares into escrow, subject to certain earnout and performance conditions. The agreement was supplemented by an Addendum that was signed on August 1, 2025 and that governs certain post-closing items and escrow representations contained in the Agreement. The Addendum is attached as an exhibit hereto.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 1, 2025, the Company completed the acquisition of 42 Telecom Ltd. in accordance with the terms of the Definitive Share Exchange Agreement. The acquisition was consummated upon the execution of a Closing Certificate by all parties confirming that all conditions to closing were satisfied. As a result, 42 Telecom Ltd. is now a wholly owned subsidiary of Spectral Capital Corporation. The Closing Certificate is attached hereto as an exhibit.

The transfer of the shares of 42 Telecom Ltd. on the Maltese company registry is expected to be filed immediately following the closing as a post-closing administrative matter and is subject only to the completion of a post-closing obligations as described in the Addendum.

The Company intends to file the audited financial statements of 42 Telecom Ltd., along with the required pro forma financial information, within the time period permitted under applicable SEC regulations.

A copy of the executed Closing Certificate dated August 1, 2025 is attached hereto as Exhibit 2.2.

The common stock trades on the OTC under the symbol “FCCN.”

Cautionary Note Regarding Forward-Looking Statements

This Report includes statements that express Spectral’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this Report (including in information that is incorporated by reference into this Report) and include statements regarding Spectral’s intentions, beliefs or current expectations concerning, among other things, the results of operations, financial condition, liquidity, prospects, growth, and strategies of Spectral and the markets in which Spectral operates. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting Spectral.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Definitive Share Exchange Agreement dated July 15, 2025, by and among Spectral Capital Corporation, Heritage Ventures Ltd., and 42 Telecom Ltd. (previously filed)
2.2	Closing Certificate dated August 1, 2025, executed by Spectral Capital Corporation, Heritage Ventures Ltd., and 42 Telecom Ltd.
2.3	Addendum dated August 1, 2025 to the Definitive Share Exchange Agreement dated July 15, 2025, by and among Spectral Capital Corporation, Heritage Ventures Ltd., and 42 Telecom Ltd.
99.1	Press Release issued by Spectral Capital on August 4, 2025.
104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRAL CAPITAL CORPORATION

Date: August 4, 2025	By:	/s/ Jenifer Osterwalder
	Name:	Jenifer Osterwalder
	Title:	Chief Executive Officer, President